UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2007

GLOBAL INNOVATIVE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

98-0217653

(IRS Employer Identification No.)

16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As used in this current report, the terms "we", "us" and "our" refer to Global Innovative Systems Inc. and our wholly-owned subsidiaries. Unless otherwise specified, all references to "common shares" refer to shares of common stock in the capital of our company.

On January 18, 2007, we entered into and closed a debt settlement transaction pursuant to a subscription agreement with Bondy Tan, a director and executive officer of our company, whereby we issued 2,638,768 common shares to Mr. Tan in consideration for the cancellation of debt owed by our company to Mr. Tan in the amount of US$1,451,323. Additionally, we entered into a convertible note financing transaction on January 18, 2007, whereby we issued 60 US$100,000 convertible notes to three investors for aggregate proceeds of US$6,000,000. The convertible note financing transaction closed on January 23, 2007. The material terms of the debt settlement transaction and the convertible note financing transaction are described in further detail below.

DEBT SETTLEMENT TRANSACTION

As of January 16, 2007, Bondy Tan, an executive officer and a director of our company, had advanced an aggregate amount of US$1,451,323 to our company through an oral, unsecured and no-interest bearing loan agreement which had no fixed terms for repayment. On January 18, 2007, our company entered into and closed a subscription agreement with Mr. Tan, whereby our company issued 2,638,768 common shares to Mr. Tan in consideration for the cancellation of debt owed by our company to Mr. Tan in the amount of US$1,451,323. We issued the common shares to Mr. Tan on the basis of one common share for each US$0.55 of the loan outstanding.

CONVERTIBLE NOTE FINANCING TRANSACTION

On January 18, 2007, our company entered into subscription agreements with three investors consisting of Investec Bank (UK) Limited, Full Moon Resources Limited and LP Asset Management Limited, in addition to the persons set out in Schedule 1 to each of the subscription agreements. Pursuant to the terms and conditions of the subscription agreements, our company agreed to issue 60 $100,000 redeemable convertible notes in an aggregate principal amount of US$6,000,000 to the three investors, which convertible notes carry an annual interest rate of 10% and mature on December 31, 2009. Each note is convertible from the date of issuance until December 30, 2009 into common shares at the rate of one common share for every $0.55 of principal converted (subject to adjustment as described in the subscription agreements).

Pursuant to the terms and conditions of the subscription agreements, our company agreed to grant two options to each investor, the first option of which is exercisable at the at any time during the period from April 1, 2007 to June 30, 2008. The first option entitles the holder to subscribe for additional US$100,000 redeemable convertible notes of our company in the aggregate principal amount of up to US$6,000,000. The second option, which is exercisable on July 1, 2008, January 1, 2009 and July 1, 2009, or as otherwise described in the subscription agreements, entitles the holder to subscribe for additional US$100,000 redeemable convertible notes of our company in the aggregate principal amount of up to US$6,000,000. The conversion price of the notes underlying the first option are convertible at US$0.55 per share if converted on or before June 30, 2007 and at US$0.66 per share if converted after June 30, 2007. The conversion price of the notes underlying the second option are subject to a formula as set out in the subscription agreements.

On January 23, 2007, we closed the convertible note financing transaction. Pursuant to the terms and conditions of the subscription agreements, we issued the 60 US$100,000 redeemable convertible notes in an aggregate principal amount of US$6,000,000 to the three investors.

As required by the subscription agreements, our company has also agreed to several non-financial matters regarding our business and corporate governance on a going-forward basis. Firstly, we have agreed to gradually cease operating in construction related projects and businesses and to focus on the every savings business. Secondly, we have agreed to appoint a nominee of each of the investors to our board of directors, and any of our subsidiaries. This right is exercisable only if the investor is a note holder or shareholder of our company and so long as the request is made within six months of the closing date of the note financing transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 23, 2007, we closed the convertible note financing transaction and issued an aggregate principal amount of US$6,000,000 of redeemable convertible notes to three investors. Each note bears a fixed rate of interest at 10% per annum, payable quarterly, calculated on a 360 day year on the principal amount outstanding. Unless previously converted or redeemed, each note will be redeemed by our company on the maturity date of December 31, 2009 at a final redemption amount, calculated in accordance with a formula set out in the note, together with all interest thereon.

Please see the disclosure under the heading "Convertible Note Financing Transaction" for additional details in regards to our financial obligations under the redeemable convertible notes.

Item 3.02 Unregistered Sales of Equity Securities.

On January 18, 2007, we issued 2,638,768 common shares to Bondy Tan in connection with the closing of the debt settlement transaction. We issued the securities to one non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S or Section 4(2) promulgated under the Securities Act of 1933.

On January 23, 2007, we issued a private placement of redeemable convertible notes to three investors for total proceeds of US$6,000,000. The notes are convertible into common shares at the rate of one common share per each $0.55 of principal converted (subject to adjustment as described in the subscription agreements). In addition, we issued two options to each of the three investors to purchase additional redeemable convertible notes of our company in the aggregate amount of US$12,000,000. We issued the notes, the common shares issuable upon conversion of the notes, and the options in an offshore transaction to non U.S. persons (as that term is defined in Regulation S under the Securities Act of 1933) relying on Section 4(2) or Regulation S promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

The exhibits will be filed with our next Form 10-QSB in accordance with item 601 of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS INC.

By: /s/ Bondy Tan

Name: Bondy Tan

Title: President and Chief Executive Officer

Dated: January 24, 2007

CW1038000.1